Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-287992) of Arrive AI Inc. of our report dated April 15, 2026, relating to the consolidated financial statements of Arrive AI Inc., included in this Annual Report on Form 10-K of Arrive AI Inc.

/s/ Stephano Slack LLC

Wayne, Pennsylvania

April 15, 2026